EXHIBIT 99.1

j2 Global Files Patent Infringement Suits Against
Protus IP Solutions, Inc, Captaris, Inc. and
EasyLink Services International Corporation

LOS ANGELES—June 30, 2008—j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today announced that it has filed three separate patent infringement lawsuits against Protus IP Solutions Inc., Captaris, Inc. (NASDAQ: CAPA) and EasyLink Services International Corporation (NASDAQ: ESIC). The three suits, filed in the U.S. District Court for the Eastern District of Texas, each allege that Protus, Captaris and EasyLink violate claims of U.S. Patent Numbers 6,597,688 and 7,020,132, both entitled “Scalable Architecture for Transmission of Messages over a Network”.

j2 Global is seeking monetary damages for past infringement,  injunctive relief prohibiting Protus, Captaris and EasyLink from continuing to infringe the patents, among other remedies.

In addition to these cases, j2 Global has pending patent infringement cases against Protus relating to various other patents before California and Canadian courts, and j2 Global has a pending patent infringement case against Captaris relating to a separate patent in a case pending in Georgia.

“j2 Global has heavily invested in Internet fax and enhanced messaging intellectual property over the past decade, enabling us to deliver powerful value-added solutions to our customers,” said Jeff Adelman, Vice President and General Counsel of j2 Global. “These lawsuits reflect our ongoing commitment to shareholders and customers alike to protect our IP by enforcing it against companies using it without our permission.”

j2 Global owns 57 issued U.S. and foreign patents, and has 49 pending patent applications. These patents and patent applications relate to various innovations in the fields of unified communications, multimedia messaging, Internet fax and voice messaging and document management.

For information about licensing j2’s patents, please contact j2’s Patent Licensing Department at patents@j2global.com or at 1-323-297-1535.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 3,000 cities in 45 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, eFax Corporate®, eFax DeveloperTM, Fax.comTM, Send2Fax®, eFax BroadcastTM, jBlast®, jConnect®, Onebox®, Onebox ReceptionistTM, RapidFAXTM, eVoice®, eVoice ReceptionistTM, YAC® and Electric Mail®. As of December 31, 2007, j2 Global had achieved 12 consecutive fiscal years of revenue growth and 6 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:	Jeff Adelman j2 Global Communications, Inc. 800-577-1790 press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of j2 Global’s proprietary technology or infringement by j2 Global of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2007 Annual Report on Form 10-K filed by j2 Global on February 25, 2008, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these forward-looking statements.